EXHIBIT 10.1

This Agreement is dated December 1, 2006.


BETWEEN:

          CAVIT SCIENCES, INC

          (the "Contractor")

AND:      JULIO DE LEON

          (the "Sub-Contractor")


WHEREAS:
The Company is located within the state of Florida and is presently engaged in the business of testing immunostimulants and marketing its patent application rights to major drug companies (the "Business"); and the Sub-Contractor desires to enter into this Agreement with respect to its services to the Contractor, upon the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants and mutual provisions set forth herein, the parties agree as follows:

1. The Contractor shall retain the Sub-Contractor and the Sub-Contractor shall assist the Contractor upon the terms and conditions hereinafter set forth.

2. The term of this Agreement shall commence on the 1st day of November, 2006 (due to prior services provided to Contractor by Sub-Contractor), and terminate on the 31st day of October, 2007 (the "Term") unless renewed or terminated prior to that date as set out hereinafter. This Agreement and the Term will automatically renew for additional one (1) year terms unless the Contractor notifies the Sub-Contractor in writing not less than thirty
     (30) days prior to the expiration of the initial term or any renewal term that it does not wish to renew the Agreement.

3. During the Term, the Sub-Contractor shall have the full and complete obligation and responsibility for the performance of the duties and/or work as Chief Financial Officer and the Sub-Contractor shall be obligated to the Contractor for the performance of all such duties and/or work. During the period hereof, the Sub-Contractor shall assist the Contractor and shall perform any and all services required or requested in connection with the Contractor's business. Within the limitations herein provided, the Sub-Contractor will render such services of an advisory nature as may be requested from time to time by the Contractor.

4. During the term of this Agreement, the Sub-Contractor and its Nominees shall devote 30% of his time to the performance of its duties hereunder. Any unused time shall not carry forward and will be measured on a monthly basis.

5. The Contractor shall compensate the Sub-Contractor $60,000 per year which shall be paid quarterly at the beginning of each quarter in accordance with this contract. The first such payment is $15,000 and will be due upon
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     execution of this Agreement.  The  Sub-Contractor has agreed that the first payment will be made in restricted common stock of the Contractor valued at $.08 per share. The Sub-Contractor shall have the option of receiving subsequent quarterly payments in cash or restricted stock by notifying the Contractor prior to the payment date. Any payments requested to be made in cash will be paid if Company funds are available to pay the Sub-Contractor, otherwise they will be accrued until such payment can be made. Any restricted stock in the hands of the Sub-Contractor shall have piggy back registration rights to any filings which the Company may make under the 1933 or 1934 Securities act. Such communications may be made by phone or fax to the Company`s then current headquarters.

6. The Sub-Contractor shall quarterly during the Term provide to the Contractor an invoice for reasonable out-of-pocket expenses incurred by the Sub-Contractor in performing the duties outlined above. These expenses must be authorized by the Contractor, in writing, prior to being expensed by the Sub-Contractor.

7. The Sub-Contractor is retained by the Contractor only for the purposes and to the extent set forth in this Agreement and the Sub-Contractor's relationship to the Contractor shall, during the term of this Agreement, be that of an Independent Contractor. The Contractor shall not withhold, from sums becoming payable to the Sub-Contractor hereunder, any amounts for Income Tax, employment insurance premiums, or other withholding amounts, during the term of this Agreement. The Sub-Contractor shall not be considered as having an employee status or as being entitled to participate in any plans, arrangements or distributions by the Contractor pertaining to or in connection with any pension, stock, bonus, profit sharing or other benefit (including any group health, dental or life insurance plans) extended to the Contractor's employees.

8. Nothing in this Agreement shall be construed to interfere with or otherwise affect the rendering of services by the Sub-Contractor in accordance with its independent and professional judgment. The Sub-Contractor shall perform its services substantially in accordance with generally accepted practices and principles of its trade. This Agreement shall be subject to the rules and regulations of any and all organizations and associations to which the Sub-Contractor may from time to time belong and to the laws and regulations governing the practice of the Sub-Contractor's trade.

9. This Agreement may be terminated at any time, with cause, by either party upon ninety (30) days written notice.

     Either party will have the right to terminate this Agreement immediately upon written notice at any time if:

     (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement and fails to cure that breach within thirty (30) days after written notice of that breach and of the first party's intention to terminate;

     (b) The other party: (i) becomes insolvent; (ii) fails to perform its obligations in the ordinary course of business; (iii) admits in writing its insolvency or inability to perform its obligations; or
          (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors that is not dismissed with prejudice within thirty (30) days after the institution of such proceeding.

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          Termination   under   subsection  (a)  above  will  become   effective
          automatically  upon  expiration of the cure period in the absence of a
          cure.   Termination   under   subsection  (b)  will  become  effective
          immediately upon written notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

          Upon termination, any compensation paid to the Sub-Contractor that has not been earned by the Sub-Contractor must be immediately returned by Sub-Contractor to Contractor.

10.  Notice.  Any notice required to be given hereunder shall be given by e-mail
     or  telephoned  and  shall  be  deemed  given   immediately   upon  such  a
     communication being made.

11. Income Tax Designation. In the event that the Internal Revenue Service should determine that the Sub-Contractor or its Nominee is, according to applicable guidelines or legislation, an employee subject to withholdings, such as but not limited to income tax, employment insurance or other statutory contributions, the Sub-Contractor shall acknowledge that all payments to the Sub-Contractor are gross payments, and the Sub-Contractor is responsible for all income taxes employment insurance or other statutory contributions in respect thereof.

12. All disputes, controversies or claims arising out of, or relating to, this agreement, or the making, performance or interpretation of this agreement among the parties shall be finally and conclusively settled by binding arbitration. A party to a dispute may commence an arbitration of the dispute by notifying the other party to the dispute in writing of its desire to submit the dispute to arbitration and such dispute will be submitted to arbitration in accordance with the following:

     (a) the arbitration will be conducted by a single arbitrator agreed to by the parties, and if no agreement is reached within 30 days after the notice which requested the arbitration, the appointment shall be made, on request of a party, by the applicable court in the county of Palm Beach, State of Florida

     (b) the parties agree that the decision of the arbitrator, including any decision as to costs shall be final and shall not be appealed, provided that the party prevailing in the arbitration shall be permitted to initiate and prosecute judicial proceedings to enforce the award of the arbitrator. Each of the parties hereby agrees that it shall submit to the jurisdiction of any court in which such judicial enforcement proceedings are brought.

     (c) Except as expressly provided herein, all arbitrations will be conducted according to the laws governing commercial arbitrations in the State of Florida. Any dispute referred to arbitration will be dealt with on an expeditious basis with both parties using all reasonable commercial efforts to obtain and implement a timely decision of the arbitrator.

     (d) All costs of arbitration under this section shall be paid by the parties to the dispute being arbitrated in such amount and proportions as the arbitrator may determine. If the arbitrator does not make an award of costs, the parties shall bear the costs of the arbitration equally and each party shall bear its own costs.

     (e) Unless otherwise mutually agreed by the parties, the place of arbitration shall be Palm Beach County, State of Florida.

13. The Sub-Contractor agrees with the Contractor that at all times during the term of this Agreement or any renewal and thereafter, for a period of five
     (5) years, it will hold in strictest confidence, and not use or disclose to

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     anyone outside the Contractor  without express  authorization of an officer of the Contractor, any confidential or proprietary information of the Contractor, including without limitation, concepts, techniques, processes, designs, cost data, and other technical know-how, financial, marketing and other business information, or any other trade secrets of the Contractor
     disclosed  by  the  Contractor  to   Sub-Contractor   or  obtained  by  the
     Sub-Contractor through observation or examination of the Contractor's customers or suppliers, including the identity of such customers and suppliers and any information the Contractor has received from others which the Contractor is obligated to treat as confidential or proprietary.

14. The Sub-Contractor hereby assigns to the Contractor, its successors and assigns, all right, title, and interest to the work Sub-Contractor performs for the Contractor and in all renewals and extensions of the copyrights that may be secured under the laws now or hereafter in force and effect in Canada or in any other country or countries. The Sub-Contractor shall execute and deliver such instruments and take such action as may be required to carry out the copyright assignment contemplated by this paragraph.

15. The Sub-Contractor recognizes that the Contractor has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the part of the Contractor to maintain the confidentiality of such information and to use it only for certain limited purposes. The Sub-Contractor owes the Contractor and such third parties during the term of this Agreement work and thereafter a duty to hold all such confidential or proprietary information in the strictest confidence and to not disclose it to anyone (except as necessary in carrying out work for the Contractor consistent with the Contractor's agreement with such third party). Sub-Contractor shall not use such information for the benefit of anyone other than the Contractor or such third party, consistent with the Contractor's agreement with such third party.

16. At the time that Sub-Contractor's work for the Contractor concludes, Sub-Contractor will return or cause to be returned to the Contractor all notes, memoranda, specifications, designs, devices, documents, diskettes and any other media or material containing or disclosing any confidential or proprietary information of the Contractor or its customers or suppliers or third parties. The Sub-Contractor will not keep in its possession any such media or materials without the Contractor's written approval except as required by applicable government regulations.

17. The Sub-Contractor agrees not to induce or attempt to influence directly or indirectly any employee of the Contractor to terminate his or her employment with the Contractor and work for Sub-Contractor.

18. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all other parties, which consents may be arbitrarily or unreasonably withheld.

19. The covenants, promises, terms and conditions contained herein shall be binding upon Sub-Contractor and the Contractor.

20. The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

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IN WITNESS WHEREOF,  the parties have hereunto set their hands and seals the day and year first above written.



CAVIT SCIENCES, INC


By: /s/ Colm J. King
   ------------------------------------
   Colm J. King, CEO


JULIO DE LEON


By: s/ Julio De Leon
   ------------------------------------

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